UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010 (December 20, 2010)

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices, including zip code)

(914) 347-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On December 20, 2010, Regeneron Pharmaceuticals, Inc. (“Regeneron”) and Bayer HealthCare issued a press release announcing results for VEGF Trap-Eye (aflibercept ophthalmic solution) in a Phase 3 Study in Central Retinal Vein Occlusion (CRVO) and in a Phase 2 Study in Diabetic Macular Edema (DME).

     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item. As noted during our investor teleconference on December 20, 2010, the attached press release inadvertently omitted certain information, which Regeneron does not consider to be material. To reflect inclusion of such omitted information, the sentence that reads “VEGF Trap-Eye was generally well-tolerated, and there were no ocular or non-ocular drug-related serious adverse events reported in the study” would be replaced with the following “In this study, VEGF Trap-Eye was generally well-tolerated and no patients experienced ocular drug-related serious adverse events. With respect to the number of patients with non-ocular serious adverse events judged by investigators to be drug-related, there were none during the first six months of the study and one in the second six months.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Reporting Positive Results for VEGF Trap-Eye in Phase 3 Study in Central Retinal Vein Occlusion (CRVO) and in Phase 2 Study in Diabetic Macular Edema (DME) dated December 20, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Murray A. Goldberg
	Name:	Murray A. Goldberg
	Title:	Senior Vice President, Finance and
Administration, Chief Financial Officer, Treasurer,
and Assistant Secretary

Exhibit Index

Number	Description
99.1	Press Release Reporting Positive Results for VEGF Trap-Eye in Phase 3 Study in Central Retinal Vein Occlusion (CRVO) and in Phase 2 Study in Diabetic Macular Edema (DME) dated December 20, 2010.